UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2006

VitalStream Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-107020	87-0429944
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Jenner, Suite 100 Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (949) 743-2000
N/A (Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

On October 12, 2006, VitalStream Holdings, Inc. ("VitalStream") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Internap Network Services Corporation ("Internap"), Ivy Acquisition Corp. and VitalStream, pursuant to which VitalStream would be acquired by Internap. VitalStream provides audio and video streaming services and integrated rich media content delivery services that enable businesses to broadcast digital media content to worldwide audiences via the Internet. Internap offers a suite of network optimization solutions, combined with progressive and proactive technical support, which enables companies to migrate business-critical applications to the Internet. This includes e-commerce, streaming audio/video, Voice over Internet Protocol (VoIP), video conferencing, virtual private networks and supply chain management.

Under the terms of the Merger Agreement, Internap has agreed to issue at closing approximately 11.9 million shares of its common stock in respect of the outstanding VitalStream common stock, which will represent approximately 26% of the combined company's outstanding shares of stock. The exchange ratio is 0.5132 shares of Internap common stock for each share of VitalStream common stock. Internap will additionally assume all of VitalStream's currently outstanding stock option plans. VitalStream anticipates that the acquisition will be tax-free to shareholders of both VitalStream and Internap, with respect to the consideration that the shareholders receive.

The Merger Agreement contains customary representations and warranties of the parties. Each of the parties also makes various covenants in the Merger Agreement. These covenants include those requiring each party to use all commercially reasonable efforts to close the transaction as soon as practicable and prohibiting both parties from taking certain actions that would impede the closing of the transaction. The parties have also agreed to certain limitations on their operations prior to the closing of the transaction. The Merger Agreement contains certain termination rights for both Internap and VitalStream, and further provides that, upon termination of the Merger Agreement under specified circumstances, VitalStream may be required to pay Internap a termination fee of $8 million. The transaction is also subject to customary closing conditions.

In connection with the merger agreement, VitalStream's Chief Executive Officer (Jack Waterman), President (Philip Kaplan), Senior Vice President of Business Development (Christopher Dion) and Chief Technology Officer (Patrice Ritto) signed employment and noncompetition agreements with Internap. Mr. Waterman will serve as the President of Internap following closing.

VitalStream expects the transaction to be completed during the first calendar quarter of 2007. The transaction is subject to regulatory reviews and approvals, including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is also subject to approval by the shareholders of both VitalStream and Internap. Thomas Weisel Partners LLC acted as financial advisor to Internap. RBC Capital Markets acted as financial advisor to VitalStream.

The foregoing provides only a brief summary of selected provisions of the Merger Agreement, and is not complete, and is qualified in its entirety by reference to the copy of the Merger Agreement attached to this Form 8-K as Exhibit 2.1. The Merger Agreement is attached to provide investors with information regarding its terms and is not intended to provide investors with factual information about the current state of affairs of VitalStream or its subsidiaries. The Merger Agreement contains representations and warranties and other statements that are solely for the benefit of the parties to the Merger Agreement and are designed to allocate business and other risks among the parties. Additionally, these representations and warranties and other statements in the Merger Agreement: (i) speak only as to the date on which they were made, and may be modified or qualified by confidential schedules or other disclosures, agreements or understandings among the parties, which the parties believe are not required by the securities laws to be publicly disclosed, and (ii) may be subject to a different materiality standard than the standard that is applicable to disclosures to investors. Moreover, information concerning the subject matter of the representations and warranties and other statements made in the Merger Agreement may have changed since the date of the Merger Agreement, and will likely change in the future. Accordingly, investors should not rely upon representations and warranties and other statements in the Merger Agreement as factual characterizations of the actual state of affairs of VitalStream or any of its subsidiaries. Investors should instead look to disclosures contained in VitalStream's reports under the Securities Exchange Act of 1934, as amended.

Additional Information Regarding the Transaction

The announcement of the transaction with Internap is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell VitalStream shares of common stock. VitalStream and Internap intend to file a Joint Proxy Statement/Prospectus on Form S-4 with the Securities and Exchange Commission (the “SEC”). In addition, other relevant materials in connection with the proposed transaction will be filed with the SEC. INVESTORS IN VITALSTREAM AND INTERNAP ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VITALSTREAM, INTERNAP, AND THE TRANSACTION. Any offer of securities or solicitation of proxies will only be made pursuant to the Joint Proxy Statement/Prospectus. The documents will be available without charge on the SEC's web site at www.sec.gov. A free copy of the final Joint Proxy Statement/Prospectus may also be obtained from VitalStream and Internap through their investor relations contacts.

VitalStream and Internap, their respective officers, directors and certain of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of VitalStream and Internap in favor of the acquisition. Information about the officers and directors of VitalStream and their ownership of VitalStream securities is set forth in the proxy statement for VitalStream's 2006 Annual Meeting of Stockholders filed with the SEC on June 20, 2006. Information about the officers and directors of Internap and their ownership of Internap securities is set forth in the proxy statement for Internap's 2006 Annual Meeting of Stockholders filed with the SEC on April 26, 2006. Investors may obtain more detailed information concerning the participants by reading the Joint Proxy Statement/Prospectus when it is filed with the SEC.

* * *

Forward-Looking Statements

In addition to historical information, this report and the exhibits attached hereto contain forward-looking statements made by VitalStream in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements made in this report and the exhibits attached hereto, other than statements of historical facts, including, among others, statements regarding the consummation of the merger with Internap, the combined company, synergies from the transaction and growth opportunities. These statements also include statements regarding the intent, belief or current expectations of VitalStream, as well as the assumptions on which such statements are based, and are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should," "could," "would" or similar expressions. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: the risk that the merger with Internap may not be consummated for various reasons, including failure to obtain regulatory approval or failure of either VitalStream's or Internap's shareholders to approve the transaction; the risk that anticipated operational synergies may not be realized and that customers may not view the combined offering as attractive; risks and costs associated with integrating separate cultures, uncertainties regarding the future demand for the products offered by VitalStream or the combined company; the risk that VitalStream's new advertising product offerings may not be accepted by the intended market of customers, advertisers and end-users; the risk that the combined company may be unable to keep up with evolving industry standards and changing user needs or may experience technical, network, electrical or security problems; and risks associated with innovations and offerings of competitors. More detailed information about these factors and others are discussed in "Risk Factors" and elsewhere in the Annual Report on Form 10-K of VitalStream and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed since the filing of VitalStream's Form 10-K with the SEC. Such forward-looking statements speak only as of the date of this report. VitalStream is under no obligation and expressly disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 8.01  Other Events

VitalStream and Internap issued a joint press release on October 12, 2006 announcing the Merger Agreement, which is attached to this Form 8-K as Exhibit 99.1.

On October 12, 2006, VitalStream and Internap held a conference call with analysts and the public announcing the merger agreement between VitalStream and Internap. The transcript of the conference call is attached hereto as Exhibit 99.2.

On October 12, 2006, VitalStream provided a letter from its Chief Executive Officer and Chief Operating Officer, together with a Frequently Asked Questions document, to its employees via email. A copy of this letter and Frequently Asked Questions document are attached hereto as Exhibit 99.3.

Item 9.01  Financial Statements and Exhibits

2.1	Agreement and Plan of Merger, dated October 12, 2006, by and among Internap Network Services Corporation, Ivy Acquisition Corp. and VitalStream Holdings, Inc.

99.1	Press Release jointly issued by VitalStream and Internap, dated October 12, 2006.

99.2	Transcript of the VitalStream and Internap conference call held on October 12, 2006, announcing the merger agreement between VitalStream and Internap.

99.3	Letter from VitalStream's Chief Executive Officer and Chief Operating Officer to VitalStream employees together with a Frequently Asked Questions document.

VitalStream Holdings, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VitalStream Holdings, Inc.

Dated: October 18, 2006	By:	/s/ Philip N. Kaplan
Philip N. Kaplan
President